Exhibit 99 (i)


FOR FURTHER INFORMATION:

At the Company:						At the Financial
                     Relations Board:
Elaine Bacon								Bill Schmidle, Analyst Inquiries
513-489-5400						  312-640-6753
shinfo@cnmw.com					Karl Plath, General Inquiries
         											312-640-6738


FOR IMMEDIATE RELEASE

Cincinnati Microwave Sells Modem Business

CINCINNATI, May 13, 1997_Cincinnati Microwave, Inc.
 announced today that it signed an Asset Purchase
 Agreement with Sierra Wireless, Inc. (Sierra) to sell its cellular digital packet data modem business, for $110,000.
  On Monday, May 12, 1997 the Company filed a motion with the United States Bankruptcy Court, Southern District of
 Ohio, Western Division, for an order (i) granting authority to sell the assets to Sierra pursuant to Section 363 of the Bankruptcy Code, (ii) establishing auction procedures and
 (iii) setting a hearing date of May 27, 1997 on the sale of these assets.

The Company is in the process of looking for buyers for the rest of its phone business. This transaction, however, is not likely to contribute more than minimum value to the creditors. This sale, coupled with the closing of the sale of the Company's real estate, will complete the sale of substantially all of the Company's assets.

Additional information on the Company, its products and markets can be obtained from the Company's worldwide web site:
  http://www.cnmw.com/welcome.htm. Information
about Cincinnati Microwave also is available, free of charge via fax,
by dialing 1-800-PRO-INFO and using ticker symbol CNMW.

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